Exhibit 99.1

USE OF CERTAIN TERMS

Except as otherwise indicated or unless the context otherwise requires, the information included in this offering circular about Mallinckrodt (as defined below) assumes the completion of all of the transactions referred to in this offering circular in connection with the Ikaria Acquisition (as defined below). As used in this offering circular, except where otherwise specified or unless the context otherwise requires:

•	the “Issuer” refers to Mallinckrodt International Finance S.A., a Luxembourg public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 42-44, avenue de la Gare, L-1610 Luxembourg and being registered with the Luxembourg trade and companies register under number B.172.865 and an indirect wholly owned subsidiary of Mallinckrodt plc;

•	the “U.S. Co-Issuer” refers to Mallinckrodt CB LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Issuer;

•	the “Issuers” refers to the Issuer and the U.S. Co-Issuer, collectively;

•	“we,” “us,” and “our” refer to the Issuer and its direct and indirect subsidiaries;

•	“Mallinckrodt plc” and “Parent” refer to Mallinckrodt plc, an Irish public limited company, excluding its subsidiaries;

•	“Mallinckrodt Pharmaceuticals,” “Mallinckrodt,” “our company” and “the company,” except as otherwise indicated, refer to Mallinckrodt plc, an Irish public limited company, and its subsidiaries;

•	“Cadence” refers to Cadence Pharmaceuticals, Inc., which entity changed its name to Mallinckrodt Hospital Products Inc. as of March 27, 2015;

•	“Questcor” refers to Questcor Pharmaceuticals, Inc.;

•	“initial purchasers” refers to the firms listed in the section entitled “Plan of Distribution”;

•	the “Ikaria Purchase Agreement” refers to the Stock Purchase Agreement, dated as of March 5, 2015, by and among Mallinckrodt plc, Mallinckrodt Enterprises, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Mallinckrodt plc (“Purchaser”), Compound Holdings I, LLC, a Delaware limited liability company (“Seller”), and Compound Holdings II, Inc., a Delaware corporation and wholly owned subsidiary of Seller (“Target”);

•	“Ikaria” refers to Ikaria, Inc., a Delaware corporation and wholly owned subsidiary of Target;

•	the “Ikaria Acquisition” or the “acquisition of Ikaria” refers to the proposed acquisition of Target by Purchaser pursuant to the Ikaria Purchase Agreement; and

•	the “Transactions” refers to the Ikaria Acquisition and the consummation of this offering.

Except as otherwise indicated, references in this offering circular to Mallinckrodt’s fiscal 2014, fiscal 2013, fiscal 2012, fiscal 2011 and fiscal 2010 are to Mallinckrodt’s fiscal years ended September 26, 2014, September 27, 2013, September 28, 2012, September 30, 2011 and September 24, 2010, respectively. Except as otherwise indicated, all references to “dollars” or “$” in this offering circular are references to U.S. dollars.

Summary Unaudited Pro Forma Combined Financial Data

The following table sets forth the summary unaudited pro forma condensed combined financial data at the dates and for the periods indicated. The following is presented to illustrate the estimated effects of (i) the pending acquisition of Ikaria by Mallinckrodt, which was announced on March 5, 2015, (ii) the acquisition of Questcor by Mallinckrodt, which was completed on August 14, 2014, (iii) the acquisition of Cadence by Mallinckrodt, which was completed on March 19, 2014, (iv) the related financings to fund the transactions based on the historical financial position and results of operations of Mallinckrodt and (v) the related tax effects from the transactions.

The following unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined statements of income assume that the aforementioned transactions occurred on September 28, 2013. The unaudited pro forma condensed combined statements of income are not necessarily indicative of operating results that would have been achieved had the acquisitions of Ikaria, Questcor and Cadence occurred on September 28, 2013, nor is it intended to project the future financial results of Mallinckrodt after the acquisitions. The unaudited pro forma condensed combined balance sheet assumes that the Ikaria Acquisition was completed on December 26, 2014. The unaudited pro forma condensed combined balance sheet does not necessarily reflect what Mallinckrodt’s financial position would have been had the Ikaria Acquisition been completed on December 26, 2014, or for any future or historical period. The unaudited pro forma condensed combined financial information has been prepared using certain assumptions, as described in “Unaudited Pro Forma Combined Financial Information,” which management believes are reasonable and do not reflect the cost of any integration activities, benefits from any synergies that may be derived from the acquisitions of Ikaria, Questcor and Cadence or revenue growth that may be anticipated.

The financial statements included and/or incorporated by reference in this offering circular with respect to the Issuers are the financial statements of Mallinckrodt plc, the ultimate parent of the Issuers, which will be a guarantor of the notes, and not the financial statements of the Issuers themselves. The Issuers cannot assure you that the historical financial information as set forth in this offering circular will be indicative of their future financial performance or their ability to meet their obligations, including repayment of the notes. The unaudited condensed consolidating financial statements of Mallinckrodt for the three months ended December 26, 2014 and as of December 26, 2014 and September 26, 2014, and the unaudited condensed financial statements for the three months ended December 27, 2013, are included in Mallinckrodt’s Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2014. The audited consolidating financial statements of Mallinckrodt for the twelve months ending September 26, 2014 are included in Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014 and Mallinckrodt’s Current Report on Form 8-K filed on April 3, 2015.

The unaudited pro forma condensed combined financial data and related notes should be read in conjunction with “The Ikaria Acquisition,” “Use of Proceeds,” “Selected Historical Financial Data of Mallinckrodt,” “Selected Historical Financial Data of Ikaria,” the historical financial statements and related notes of Mallinckrodt, Questcor and Cadence incorporated by reference into this offering circular and the historical financial statements and related notes of Ikaria and Target included in this offering circular.

On a pro forma basis for the three months ended December 26, 2014, approximately 49.6% of net sales would have been generated by Mallinckrodt’s Specialty Brands segment, approximately 29.6% were generated by Mallinckrodt’s Specialty Generics segment and approximately 20.8% were generated by Mallinckrodt’s Global Medical Imaging segment, excluding sales to Mallinckrodt’s former parent.

(in millions)	Year Ended September 26, 2014	Three Months Ended December 27, 2013	Three Months Ended December 26, 2014	Twelve Months Ended December 26, 2014
Statement of Income Data:
Net sales	$3,890.0	$916.6	$967.6	$3,941.0
Cost of sales	1,921.8	475.1	475.0	1,921.7

Gross profit	$1,968.2	$441.5	$492.6	$2,019.3
Selling, general and administrative expenses	1,144.6	268.9	311.0	1,186.7
Research and development expenses	285.4	76.6	54.5	263.3
Separation costs	9.6	2.2	—	7.4
Restructuring charges, net	128.6	8.0	7.2	127.8
Non-restructuring impairments	355.6	—	—	355.6
Gain on divestiture and license	(15.6)	(12.9)	(0.8)	(3.5)

Operating income (loss)	$60.0	$98.7	$120.7	$82.0
Interest expense	(262.8)	(64.3)	(69.7)	(268.2)
Interest income	1.8	0.5	0.1	1.4
Other income (expense), net	1.2	(0.6)	4.1	5.9

Income from continuing operations before income taxes	$(199.8)	$34.3	$55.2	$(178.9)
Provision for income taxes	116.8	(7.3)	(20.0)	104.1

Income (loss) from continuing operations	$(316.6)	$41.6	$75.2	$(283.0)

Balance Sheet Data (at December 26, 2014):
Cash and cash equivalents	$287.9
Accounts receivable	573.1
Property, plant and equipment, net	1,009.7
Total assets	15,232.3
Total debt	5,605.1
Net debt (total debt less cash and cash equivalents)	5,317.2
Shareholders’ equity	5,051.8

Summary Combined EBITDA and Adjusted EBITDA

The following tables set forth EBITDA and Adjusted EBITDA and other selected financial data of Mallinckrodt, Cadence, Questcor and Ikaria. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used herein may not be comparable to similarly titled amounts used by other companies or persons. Mallinckrodt, Cadence, Questcor and Ikaria calculate certain non-GAAP financial metrics, including Adjusted EBITDA, using different methodologies. Consequently, these financial metrics as used by Mallinckrodt, Cadence, Questcor and Ikaria may not be directly comparable to one another or with how each company has calculated similarly titled metrics in the past.

Mallinckrodt management believes that presenting these measures may provide useful information about Mallinckrodt’s, Cadence’s, Questcor’s and Ikaria’s performance by excluding items that are not indicative of their respective core operating performances. However, these measures do not reflect actual cash expenditures and are not comparable to non-GAAP measures used by other companies.

The data provided below should be read in conjunction with the information incorporated by reference into or included within this offering circular. The data provided below were based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of each of Mallinckrodt, Questcor and Cadence for the applicable periods, which are incorporated herein by reference, and the historical financial statements and related notes of Target and Ikaria included in this offering circular.

For an explanation of the adjustments made to and a reconciliation from net income (as reported) to EBITDA and Adjusted EBITDA for each of Mallinckrodt, Cadence, Questcor and Ikaria, please see the footnotes to the tables below.

The following table sets forth EBITDA and Adjusted EBITDA, and the reconciliations to net income, for each of (i) Mallinckrodt for the twelve months ended December 26, 2014 (“Mallinckrodt LTM”); (ii) Cadence for the period beginning on January 1, 2014 and ending on March 18, 2014, the last day prior to the acquisition of Cadence by Mallinckrodt; (iii) Questcor for the period beginning on January 1, 2014 and ending August 14, 2014, the last day prior to the acquisition of Questcor by Mallinckrodt (“Questcor Period”), and (iv) Ikaria for the twelve months ended December 31, 2014 (“Ikaria LTM”). A total column combining (i), (ii), (iii) and (iv) is also presented.

The combined financial data presented below is not pro forma data and does not give effect to any adjustments as a result of (i) the pending Ikaria Acquisition, (ii) the acquisition of Questcor by Mallinckrodt, (iii) the acquisition of Cadence by Mallinckrodt, (iv) the related financings to fund the transactions and (v) the related tax effects from the transactions. As a result, the combined financial data presented below is not comparable to the pro forma data set forth under “—Summary Unaudited Pro Forma Combined Financial Data” and “Unaudited Pro Forma Combined Financial Information.”

Mallinckrodt LTM has been derived by adding the relevant line item from Mallinckrodt’s unaudited condensed consolidated statement of income for the three months ended December 26, 2014 to the same item from Mallinckrodt’s condensed consolidated and combined statement of income for the fiscal year ended September 26, 2014 and subtracting the same item from Mallinckrodt’s condensed consolidated and combined statement of income for the three months ended December 27, 2013, each of which is incorporated by reference into this offering circular.

Questcor Period has been derived by adding the relevant line item from Questcor’s condensed consolidated statement of income for the six months ended June 30, 2014 to the same item from Questcor’s unaudited condensed consolidated statement of income for the period July 1, 2014 to August 14, 2014, which are not included in this offering circular.

Ikaria LTM has been derived by adding the relevant line item from Ikaria’s statement of operations for the predecessor period January 1, 2014 to February 11, 2014 to the same item from Target’s statement of operations for the year ended December 31, 2014.

The financial statements included in this offering circular with respect to the Issuers are the financial statements of Mallinckrodt plc, the ultimate parent of the Issuers, and not the financial statements of the Issuers themselves. The Issuers cannot assure you that the historical financial information as set forth in this offering circular will be indicative of their future financial performance or their ability to meet their obligations, including repayment of the notes. The unaudited condensed consolidating financial statements of Mallinckrodt for the three months ended December 26, 2014 and as of December 26, 2014 and September 26, 2014, and the unaudited condensed combined financial statements for the three months ended December 27, 2013, are included in Mallinckrodt’s Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2014.

($ in millions)
Selected Financial Data:
Combined EBITDA(a)(1)	$330.1
Combined depreciation and amortization(1)	476.4
Combined Adjusted EBITDA(a)(1)	1,494.9
Pro forma net interest expense	268.2
Combined capital expenditures(1)	171.3
Ratio of Combined Adjusted EBITDA to pro forma net interest expense(a)(1)	5.6x
Ratio of total debt to Combined Adjusted EBITDA(a)(1)	3.7x
Ratio of total net debt to Combined Adjusted EBITDA(a)(1)	3.6x

(1)	Combined data of Mallinckrodt (for twelve months ended December 26, 2014), Cadence (for the period from January 1, 2014 to March 18, 2014), Questcor (for the period January 1, 2014 to August 14, 2014) and Ikaria (for the twelve months ended December 31, 2014). For an explanation of the adjustments made to and a reconciliation from net income (as reported) to EBITDA and Adjusted EBITDA for each of Mallinckrodt, Cadence, Questcor and Ikaria, please see the footnotes to the tables below.

	Twelve Months Ended December 26, 2014	January 1 to March 18, 2014	January 1 to August 14, 2014	Twelve Months Ended December 31, 2014
	Mallinckrodt	Cadence	Questcor	Ikaria	Combined
Net income (loss)	$(272.2)	$(31.0)	$194.7	$(170.9)	$(279.4)
Provision (benefit) for income taxes	(70.7)	—	102.1	(101.5)	(70.1)
Interest expense, net	120.3	1.2	0.5	81.2	203.2
Depreciation and amortization	391.4	0.4	12.4	72.2	476.4

EBITDA(a)	$168.8	$(29.4)	$309.7	$(119.0)	$330.1
(Gain) loss from discontinued operations, net of taxes	(0.7)	—	—	—	(0.7)
Other expense (income), net	(6.5)	—	0.1	—	(6.4)
Restructuring charges, net	127.8	—	—	—	127.8
Separation costs	7.4	—	—	—	7.4
Upfront and milestone payments	5.0	—	—	—	5.0
Inventory step-up expenses	56.5	—	—	287.7	344.2
Acquisition-related expenses	65.1	29.1	44.2	56.6	195.0
Non-restructuring impairments	355.6	—	—	—	355.6
Significant environmental and legal charge	35.3	—	—	—	35.3
Contingent consideration fair value adjustment	—	—	3.4	—	3.4
Share-based compensation	55.8	1.1	21.6	19.7	98.2

Adjusted EBITDA(a)	$870.1	$0.8	$379.0	$245.0	$1,494.9

(a)	EBITDA is defined as net income excluding income tax expense, interest and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude certain items. These items, if applicable, include: discontinued operations; other income, net; separation costs; restructuring charges, net; immediately expensed up-front and milestone payments; acquisition-related costs; share-based compensation; fair value adjustments to contingent consideration; certain environmental charges; non-cash impairment charges; and certain other non-recurring items.

The following table provides a reconciliation from Mallinckrodt plc’s net income (as reported) to EBITDA and Adjusted EBITDA:

(in millions)	Twelve Months Ended December 26, 2014
Net income (loss)	$(272.2)
Provision (benefit) for income taxes	(70.7)
Interest expense, net	120.3
Depreciation and amortization	391.4

EBITDA	$168.8
(Gain) loss from discontinued operations, net of taxes(1)	(0.7)
Other expense (income), net(2)	(6.5)
Restructuring charges, net(3)	127.8
Separation costs(4)	7.4
Upfront and milestone payments(5)	5.0
Acquisition-related expenses(6)	65.1
Inventory step-up expenses(7)	56.5
Non-restructuring impairments(8)	355.6
Share-based compensation(9)	55.8
Significant environmental and legal charge(10)	35.3

Adjusted EBITDA	$870.1

(1)	Represents gains and losses related to indemnification obligations to the purchaser of our Specialty Chemicals business (formerly known as Mallinckrodt Baker), which was sold during fiscal 2010.
(2)	Represents miscellaneous items, including gains and losses on intercompany foreign currency financing transactions and related hedging instruments.
(3)	Represents expenses incurred under restructuring programs designed to improve our cost structure. Our current restructuring program, which was launched during fiscal 2013, is expected to include total expenses of $100.0 to $125.0 million, most of which are expected to be incurred by the end of fiscal 2016.
(4)	Separation costs incurred after our June 28, 2013 separation from Covidien include expenses under our transition services agreement with Covidien, our costs to implement information and accounting systems, share-based compensation costs related to the conversion of Covidien awards into Mallinckrodt awards, and other transition costs. We expect that these costs will diminish over time.
(5)	Represents non-capitalizeable upfront or development milestone based payments under certain license arrangements. Milestone payments prior to FDA approval of a product are expensed as part of research and development (“R&D”), while payments upon or after FDA approval are capitalized as an intangible asset and amortized. The fiscal 2013 milestone payment was related to the FDA acceptance of our New Drug Application (“NDA”) submission associated with Xartemis XR.
(6)	Primarily related to transaction costs associated with potential mergers and acquisitions activity. The amounts incurred during fiscal 2014 are primarily associated with our acquisitions of Cadence and Questcor.
(7)	Represents incremental expense associated with the sale of inventory that was recorded at fair value upon the acquisition of Cadence and Questcor. The incremental expense represents the difference between fair value and the manufactured cost of the inventory.

(8)	Represents goodwill, intangible asset and fixed asset impairment expense related to our Global Medical Imaging reportable segment and our Contrast Media and Delivery Systems reporting unit incurred in fiscal 2014.
(9)	Represents historical share-based compensation, excluding share-based compensation costs related to the conversion of Covidien awards into Mallinckrodt awards. Includes the stock compensation associated with the modification of Questcor equity awards to Mallinckrodt awards.
(10)	In April 2014, the EPA issued its revised Focused Feasibility Study associated with the lower 8-mile stretch of the Lower Passaic River Study Area. Based on the issuance of the EPA’s FFS, Mallinckrodt recorded a $23.1 million accrual representing its estimate of its allocable share of the joint and several remediation liability resulting from this matter. In August 2014, the Company recorded an $11.5 million accrual related to various agreements related to a settlement, license and supply agreement with Fresenius related to Ofirmev.

The following table provides a reconciliation from Cadence’s net income (as reported) to EBITDA and Adjusted EBITDA:

January 1, 2014 to March 18, 2014
Net income (loss)	$(31.0)
Income tax expense	—
Interest expense, net	1.2
Depreciation and amortization	0.4

EBITDA	$(29.4)
Acquisition-related expenses(1)	29.1
Share-based compensation(2)	1.1

Adjusted EBITDA	$0.8

(1)	Primarily related to transaction costs associated with Mallinckrodt’s acquisition of Cadence.
(2)	Represents historical share-based compensation of Cadence employees.

The following table provides a reconciliation from Questcor’s net income (as reported) to EBITDA and Adjusted EBITDA:

January 1, 2014 to August 14, 2014
Net income	$194.7
Income tax expense	102.1
Interest expense, net	0.5
Depreciation and amortization	12.4

EBITDA	$309.7
Other expense (income), net(1)	0.1
Acquisition related expenses(2)	44.2
Contingent consideration fair value adjustment(3)	3.4
Share-based compensation(4)	21.6

Adjusted EBITDA	$379.0

(1)	Represents miscellaneous items, including gains and losses on foreign currency transactions.

(2)	Primarily related to transaction costs associated with Mallinckrodt’s acquisition of Questcor.
(3)	Represents the change in fair value of contingent consideration obligations associated with Questcor’s acquisitions of the Synacthen Depot asset from Novartis and its acquisition of BioVectra. The contingent consideration associated with Synacthen Depot is tied in part to the pursuit of, and in part to the receipt of, FDA approval of Synacthen Depot. Of the total maximum obligation of $300.0 million, $60.0 million was paid at closing, one $25.0 million payment was made on the first anniversary of the agreement (June 11, 2014) and two additional $25.0 million payments will be made on each of the second and third anniversaries of the closing and the remaining $165.0 million represents contingent consideration. The contingent consideration associated with BioVectra is up to $50.0 million Canadian based upon financial results over the next three years following the acquisition.
(4)	Represents historical share-based compensation of Questcor employees.

The following table provides a reconciliation from Ikaria’s net income (loss) (as reported) to EBITDA and Adjusted EBITDA:

Twelve Months Ended December 31, 2014
Net income (loss)	$(170.9)
Income tax expense (benefit)	(101.5)
Interest expense, net	81.2
Depreciation and amortization	72.2

EBITDA	$(119.0)
Acquisition-related expenses(1)	56.6
Inventory step-up expenses(2)	287.7
Share-based compensation(3)	19.7

Adjusted EBITDA	$245.0

(1)	Primarily related to transaction costs associated with MDP/Compound Holdings, II, Inc.’s acquisition of Ikaria, Inc., excluding $15.7 million of share-based compensation resulting from the accelerated vesting of equity awards outstanding prior to the acquisition.
(2)	As a result of the acquisition of Ikaria, Inc. by Compound Holdings, II, Inc. on February 12, 2014, Ikaria stepped up its inventory value to reflect fair value, of which $287.7 million was subsequently recognized as cost of sales during 2014.
(3)	Represents historical share-based compensation of Ikaria employees including $15.7 million resulting from the accelerated vesting of equity awards outstanding prior to the acquisition.